SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2002

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of jurisdiction)

0-29801	94-3296648
(Commission File No.)	(IRS Employer Identification No.)

3280 Bayshore Boulevard
Brisbane, CA 94005
(Address and registrant’s principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 466-2200

Item 5.        Other Events

On August 28, 2002, InterMune, Inc. issued a press release entitled “InterMune Announces Phase III Data Demonstrating Survival Benefit of Actimmune in IPF,” announcing the Phase III clinical trial results of Actimmune (interferon gamma-1b) in the treatment of idiopathic pulmonary fibrosis. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.        Financial Statements, Pro Forma Financial Information and Exhibits

(c)       Exhibits.

Number	Description
99.1	Press Release entitled “InterMune Announces Phase III Data Demonstrating Survival Benefit of Actimmune in IPF,” dated August 28, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMUNE, INC.

Dated: August 28, 2002	By:	/s/ Bradley R. Scates
Bradley R. Scates
Vice President, Finance

EXHIBIT INDEX

Number	Description
99.1	Press Release entitled “InterMune Announces Phase III Data Demonstrating Survival Benefit of Actimmune in IPF,” dated August 28, 2002.